AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (“Agreement”) dated as of October 1,  2009  by and among PACIFIC ALLIANCE CORPORATION, a Delaware corporation (“Pacific”), SL MERGER CORPORATION, a Utah corporation (“Merger Sub”), STAR LEASING, INC., a North Carolina corporation (the “Company”) and RANDALL MENSCER, the sole shareholder of the Company (“Sole Shareholder”)

Recitals

A.

The Company is engaged principally in the trucking business and is a common carrier (the “Business”).  The Sole Shareholder owns all of the issued and outstanding shares of the Company’s common stock (“Company Common Stock”) issued and outstanding, the only class of the Company’s common stock issued and outstanding.  The Sole Shareholder has approved and consented to this Agreement and the Merger.

B.

Pacific is engaged principally in the air filtration product business. Pacific is a publically held corporation with its common stock registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Pacific’s common stock is quoted on the OTCBB and is traded on a limited basis in the over-the-counter-market.

C.

Merger Sub is a wholly owned subsidiary of Pacific and was formed to merge with and into the Company so that as a result of the merger, the Company will survive and become a wholly owned subsidiary of Pacific.

D.

The Board of Directors of each of Pacific, Merger Sub and the Company has determined that the merger of Merger Sub with and into the Company (“Merger”) in accordance with the provisions of the Utah Revised Business Corporations Act (“URBCA”) and the North Carolina Business Corporations Act (“NCBCA”), and subject to the terms and conditions of this Agreement, is advisable and in the best interests of Pacific, Merger Sub and the Company and their respective stockholders.

E.

Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the capital stock of the Company shall be converted into the right to receive a number of shares of Pacific common stock (“Pacific Common Stock”) set forth in Section 1 herein.

F.

The Board of Directors of each of Pacific, Merger Sub and the Company has approved this Agreement and the transactions contemplated hereby.

G.

The parties intend that, for federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a plan of reorganization.

H.

The Pacific Common Stock to be issued to the Sole Shareholder in the Merger will not be registered under Section 5 of the Securities Act of 1933, as amended (“Securities Act”) but will be issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as shares issued in a non-public offering.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

Article 1. The Merger

1.1

General.

(a)

The Merger. Subject to the terms and conditions of this Agreement and in accordance with the applicable provisions of the URBCA and the NCBCA, at the Effective Time, (i) Merger Sub shall be merged with and into the Company, (ii) the separate corporate existence of Merger Sub shall cease and (iii) the Company shall be the surviving corporation (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of North Carolina. As a result of the Merger, the Company shall become a wholly-owned subsidiary of Pacific and all shares of the Company’s issued and outstanding common stock shall be automatically converted into shares of Pacific Common Stock.

(b)

Effective Time. The Merger shall become effective at the time of filing of Articles of Merger in the State of Utah pursuant to the URBCA and in the State of North Carolina pursuant to the NCBCA under a Certificate of Merger, substantially in the forms of Exhibit A attached hereto (the “Articles of Merger”), or at such later time as may be stated in the Articles of Merger or such later date as the parties may mutually agree (“Effective Time”).

(c)

Closing. The closing of the Merger (“Closing”) shall take place at the offices of Pacific Alliance Corporation, 986 West 2nd Street, Ogden, Utah 84404 at 10:00 a.m. two business days after the date on which the last of the conditions set forth in Section 6 shall have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (“Closing Date”).

(c)

Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the URBCA and the NCBA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

1.2

Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

1.3

Bylaws. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein and by law.

1.4

Directors and Officers. From and after the Effective Time, the officers and directors of the Company at the Effective Time shall be those persons listed on Schedule 1.4, unless modified by the agreement of Pacific and the Company.  Such persons shall serve as officers and/or directors until their respective successors are duly elected or appointed and qualified.

1.5

Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

(a)

Merger Sub Stock. Each issued and outstanding share of common stock of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, and no par value per share, of the Surviving Corporation;

(b)

Company Stock Held in Treasury. Each share of Company Common Stock and preferred or other capital stock, (collectively “Company Capital Stock”) held in the treasury of the Company and each share of Company Capital Stock owned by Merger Sub or Pacific or any of its Subsidiaries shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(c)

Conversion of Outstanding Company Common Stock into Pacific Common Stock.  Subject to the provisions of Sections 1.6 and 1.8, each of the 5,000 shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 1.5(b), if any, shall be converted into 4,000 shares (“Conversion”) (such number as adjusted in accordance with Section 1.6 (“Exchange Ratio”)), of a validly issued, fully paid and nonassessable share of Pacific Common Stock.  Accordingly, subject to Section 1.6, Section 1.8 and Section 1.9, the 5,000 outstanding shares of the Company will be converted into 15,000,000 shares of Pacific Common Stock.  As of the Effective Time, each share of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any shares of Company Common Stock shall cease to have any rights with respect thereto other than (i) the right to receive shares of Pacific Common Stock to be issued in consideration therefor upon the surrender of such certificate, (ii) any additional whole share cash, without interest, to be paid in lieu of any fractional share of Pacific Common Stock in accordance with Section 1.8; and (iii) in increase or decrease pursuant to Section 1.9 hereof.

1.6

Adjustment of the Exchange Ratio Based Upon Splits and Recapitalizations.    The Exchange Ratio has been determined upon the assumption that Pacific will effect a 1-for-20 reverse split of its issued and outstanding shares of common stock on or about December 23, 2009 or shortly thereafter.  If for any reason such reverse split has not occurred by the Effective Time, the Exchange Ratio shall be adjusted accordingly. In the event that, prior to the Effective Time, any other stock split, combination, reclassification or stock dividend with respect to the Pacific Common Stock, any change or conversion of Pacific Common Stock into other securities or any other dividend or distribution with respect to the Pacific Common Stock should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to the Exchange Ratio shall be deemed to be as so adjusted.

1.7

Dissenting Shares.  A condition to Closing is that no shareholder of the Company shall exercise any dissenting shareholder right under the NCBCA and accordingly, the parties have made no provision hereunder for payments to dissenting shareholders in connection will their appraisal rights under the NCBCA.

1.8

No Fractional Shares. No certificates or scrip representing fractional shares of Pacific Common Stock shall be issued upon the surrender for exchange of Certificates.  Any fractional share of Pacific Common Stock to result from the conversion shall be rounded up to the next whole number of Pacific Common Stock.

1.9

Adjustment of Exchange Ratio Based Upon the Company’s Shareholders’ Equity.  The Exchange Ratio was agreed to by the Parties on the assumption that the Most Recent Financial Statements of the Company will reflect that the Company has net shareholders’ equity of not less than $3,500,000 or more than $4,500,000.

(a)

If the shareholders equity as of the date of the Most Recent Financial Statements is less than $3,500,000, the Exchange Ratio shall be adjusted downward so that the total number of shares of Pacific Common Stock to be issued in the Conversion, subject to Sections 1.6 and Section 1.8, shall be the same number as the number of the actual shareholders’ equity of Pacific as of the date of the Most Recent Financial Statements of the Company.  For example, if the Company’s shareholder equity on such date is $3,000,000, then the number of shares of Pacific Common Stock to be issued in the Merger will be 12,855,000 and accordingly, the Exchange Ratio will be reduced.

(b)

If the shareholders equity as of the date of the Most Recent Financial Statements is greater than $5,000,000, the Exchange Ratio shall be adjusted upward so that the total number of shares of Pacific Common Stock to be issued in the Conversion, subject to Sections 1.6 and Section 1.8, shall be the same number as the number of the actual shareholders’ equity of Pacific as of the date of the Most Recent Financial Statements of the Company.  For example, if the Company’s shareholder equity on such date is $5,500,000, the number of shares of Pacific Common Stock to be issued in the Merger will be 23,567,500 and accordingly, then the Exchange Ratio will be increased.

1.10

Exchange Procedures.

(a)

Promptly after the Effective Time, Pacific shall deliver to the Sole Stockholder a notice of the effectiveness of the Merger.  Upon surrender of the Sole Stockholder’s certificate for his shares of Company Common Stock (“Old Certificates”) duly endorsed, the Sole Shareholder shall be entitled to receive in exchange therefor, certificates representing the shares of Pacific Common Stock into which his shares of the Company Common Stock were converted pursuant to the Merger (“New Certificate”), that the Sole Shareholder is entitled to receive in the Merger.

(b)

Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Time, represented the Company Common Stock shall be deemed for all corporate purposes to evidence ownership of the same number of shares of Pacific Common Stock into which the shares of the Company Common Stock represented by such certificate shall have been so converted. No dividends or other distributions declared or made with respect to Pacific Common Stock after the Effective Time will be paid to the holder of any certificate that prior to the Effective Time evidenced shares of the Company Common Stock until the holder of such certificate surrenders or exchanges such certificate as herein provided. Subject to the effect of any applicable abandoned property, escheat or similar laws, following surrender of any such certificate, there will be paid to the holder of the certificates evidencing shares of Pacific Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Pacific Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to the surrender and a payment date occurring after surrender, payable with respect to such shares of Pacific Common Stock less any withholding taxes which are required thereon.

(c)

 In the event any certificate representing the Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of The Company Common Stock claiming such certificate to be lost, stolen or destroyed and an agreement by such holder to indemnify and hold harmless Pacific and the Surviving corporation.

1.11

No Further Ownership Rights in Company Capital Stock. All certificates representing shares of Pacific Common Stock delivered upon the surrender for exchange of any Certificate in accordance with the terms shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificate.

1.12

Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Merger Sub or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Merger Sub, as applicable, and otherwise to carry out the purposes of this Agreement.

Article 2.  Approval by Stockholders

2.1

Approval by Stockholders. Each of the Company and Merger Sub have solicited written consents of their respective stockholder in lieu thereof for purposes of voting upon this Agreement. Each of the Company and Merger Sub have, through their respective boards of directors, recommend to their respective stockholders approval of this Agreement. The Company, Merger Sub and Pacific each agree to execute and deliver such further documents and instruments and to do such other acts and things as may be required to complete all requisite corporate action in connection with the transactions contemplated by this Agreement.

Article 3. Representations and Warranties of the Company and the Sole Shareholder

Except as set forth on Disclosure Schedule 3, each of the Company and the Sole Shareholder represents and warrants to Merger Sub and Pacific as follows:

3.1

Organization. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation or formation and has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted. All Subsidiaries of the Company, and their respective jurisdiction of formation, are listed on schedule 3.1.  Except as set forth in Schedule 3.1, each of the Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, could not reasonably be expected to have a Material Adverse Effect on the Company.

3.2

Capitalization; Options and Other Rights.

(a)

The total authorized shares of capital stock of the Company consists of (i) ________  shares of Company Common Stock, of which 5,000 shares are issued and outstanding  all of which are owned by the Sole Shareholder (“Outstanding Common Shares”) and; (ii) ________  shares of Company Preferred Stock, of which no shares are issued or outstanding. All the Outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable.  None of the Outstanding Common Shares has been issued in violation of the preemptive rights of any stockholder of the Company. The Outstanding Common Shares have been be issued, in compliance in all material respects with all applicable federal and state securities laws and regulations.  The Company will not issue any share of its capital stock prior to the Effective Time.

(b)

There are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or granting to the Company any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of the Company, whether or not presently issued or outstanding, nor are there any outstanding securities of the Company or any other entity which are convertible into or exchangeable for other securities of the Company, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or any  other Person any securities so convertible or exchangeable, nor, to the Best Knowledge of the Company, are there any proxies, agreements or understandings with respect to the voting of the Shares or the direction of the business operations or conduct of the Company or its Subsidiary, except as contemplated by this Agreement.

(c)

The Sole Shareholder is the only shareholder of the Outstanding Common Shares.

3.3

Authority; Stockholder Vote.

(a)

The Company and the Sole Shareholder each have full power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by the Company have been duly authorized and approved by all necessary corporate or other action including the approval of the Sole Shareholder, except for the filing and recordation of appropriate merger documents as required by the NCBCA.  No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and the Sole Shareholder and is the legal, valid and binding obligation of the Company and the Sole Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)

The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to the Company or any of its Subsidiaries, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which the Company or any of its Subsidiary is a party or by which any of its properties may be bound, except (A) as set forth in Schedule 3.3(b) and (B) for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

(c)

The execution and delivery of this Agreement by the Company and the Sole Shareholder do not, and the performance by the Company of this Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification to any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the NCBCA, and (ii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on the Company.

(d)

The Board of Directors of the Company (i) has approved this Agreement and the transactions contemplated hereby, (ii) has determined that the terms of the Merger are advisable and in the best interests of the Sole Shareholder of the Company, and (iii) has resolved to recommend the approval of the Merger and the adoption of this Agreement and the consummation of the transactions contemplated hereby to the Sole Shareholder of the Company.

(e)

Pursuant to the provisions of the NCBCA, the Articles of Incorporation of the Company, the Bylaws of the Company and any other applicable law, the only approval of holders of Company Common Stock required to approve the Merger and to approve and adopt this Agreement and the transactions contemplated hereby is the approval of the Sole Shareholder, which approval has been obtained.  Attached as Schedule 3.3(c) is a copy of a duly executed written consent of the Sole Shareholder consenting to and approving the Merger.  Such consent has been executed in accordance with the Company’s Bylaws and the NCBCA.

3.4

Charter Documents. Schedule 3.4 contains a true, complete and correct copy of the Articles of Incorporation and the Bylaws (or other documents of formation) of the Company and each of its Subsidiaries. The Articles of Incorporation and Bylaws or equivalent constituent documents of the Company and each of its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its respective Articles of Incorporation or Bylaws or other documents of formation.

3.5

Financial Statements.

(a)

Schedule 3.5 contains true and complete copies of the following financial statements of the Company (the “Financial Statements”): (i) audited consolidated balance sheets of the Company as of December 31, 2008  and December 31, 2007 (the “Balance Sheet”) audited and with a report by ________  LLP; (ii) audited consolidated statements of operations, stockholders' equity and cash flows of the Company for the period from December 31, 2006 to the year ended December 31, 2007, and for the period from January 1, 2007 to the year ended December 31, 2008 audited and with a report by ________  LLP; (iii) the unaudited consolidated balance sheet of the Company as of September 30, 2009  (the “Unaudited Balance Sheet”); and (iv) unaudited consolidated statements of operations and cash flows of the Company and each of its Subsidiaries for the nine-month period ended September 30, 2009. The parties acknowledge that if the Effective is later than October 1, 2009, the Merger may not close unless the Company has provided Pacific with audited financial statements for the year ended December 31, 2009.  For purposes of this agreement, the “Most Recent Financial Statements” are those financial statements dated September 30, 2009 or December 31, 2009, whichever is latest.

(b)

The Financial Statements were prepared in accordance with GAAP (except, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and the omission of footnotes). The Financial Statements were prepared on the basis of the books and records of the Company and, to the extent its Subsidiary was then organized, such Subsidiary (in each case, as of the date of such Financial Statements) and present fairly, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and changes in stockholders' equity and cash flows for each of the periods then ended in conformity with GAAP.

3.6

Absence of Undisclosed Liabilities; Indebtedness.

(a)

Except as disclosed in Schedule 3.6(a) or as set forth in the notes to the Most Recent Financial Statements, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether absolute, accrued or contingent or otherwise) which is materially in excess of amounts shown or reserved therefor in the Most Recent Financial Statements other than (a) liabilities or obligations not required under GAAP on a basis consistent with that of preceding accounting periods to be reported on such Most Recent Financial Statements and (b) liabilities or obligations incurred after the date of the Most Recent Financial Statements incurred in the ordinary course of business and consistent with past practice.

(b)

Except as disclosed in the Most Recent Financial Statements or on Schedule 3.6(b), neither the Company nor any of its Subsidiaries has any Indebtedness.

3.7

Operations and Obligations.

(a)

Except as set forth in Schedule 3.7(a), or reflected on the later of the Unaudited Balance Sheet or the December 31, 2009 Audited Balance Sheet (“Balance Sheet Date”), since such Balance Sheet Date: (i) there has been no event or condition that has had or reasonably could be expected to have a Material Adverse Effect on the Company (other than as a result of (i) general economic conditions, (ii) business and economic conditions generally affecting the data networking industry, (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby (including litigation brought or threatened against the Company or any member of its Board of Directors in respect of this Agreement), or (iv) resulting from the announcement of the transactions contemplated hereby (including loss of personnel, distribution partners, customers or suppliers or the delay or cancellation of orders or products)); and (ii) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which could reasonably be expected to have a Material Adverse Effect on the Company.

(b)

Except (i) as set forth in Schedule 3.7(b) and (ii) for actions required to be taken hereunder or approved in advance thereof by Pacific in writing, since September 30, 2009, the Company and each of its Subsidiaries have conducted their business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since September 30, 2009, except as set forth in such Schedule, neither the Company nor any of its Subsidiaries has:

(i)

issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

(ii)

other than in the ordinary course of business consistent with past practice, issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds or entered into any lease the obligations of which, in accordance with generally accepted accounting principles, would be capitalized;

(iii)

 paid any obligation or liability (absolute or contingent) other than liabilities reflected or reserved against in the Balance Sheet and liabilities incurred since  September 30, 2009, in the ordinary course of business consistent with past practice;

(iv)

declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any Company Capital Stock or any equity interest in any of its Subsidiaries;

(v)

except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any agreement to which the Company or any of its Subsidiaries is a party and is or should be set forth on Schedule 3.10;

(vi)

undertaken or committed to undertake capital expenditures exceeding $200,000  for any single project or related series  of projects;

(vii)

sold, leased (as lessor), transferred or otherwise disposed of, mortgaged or pledged, or imposed or suffered to be imposed any Lien on, any of the assets reflected on the Balance Sheet or any assets acquired by the Company after September 30, 2009, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

(viii)

canceled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

(ix)

accelerated or delayed collection of accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected except in the ordinary course of its business consistent with past practice;

(x)

delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid except in the ordinary course of its business consistent with past practice;

(xi)

entered into or become committed to enter into any other material transaction except in the ordinary course of business;

(xii)

allowed the levels of supplies or other materials included in the inventory of the Company or any of its Subsidiaries to vary materially from the levels customarily maintained in accordance with past practice;

(xiii)

except for increases in the ordinary course of business consistent with past practice, instituted any increase in any compensation payable to any employee of the Company or any of its Subsidiaries, amended any Benefit Plan or modified any other benefits made available to any such employees;

(xiv)

made any change in the accounting principles or made any material change in accounting practices used by the Company from those applied in the preparation of the Financial Statements; or

(xv)

taken any of the actions which, under Section 5.2, they are prohibited from taking between the date hereof and the Closing Date.

(c)

There are no accrued and unpaid dividends or distributions with respect to the Company Capital Stock.

3.8

Properties and Assets.  Except as set forth on Schedule 3.8, the Company and each of its Subsidiaries has good and valid title to all its properties and assets (other than Intellectual Property Rights and Patents to the extent qualified by Section 3.15) reflected on the Balance Sheet or acquired after the date thereof except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet, (ii) leasehold interests, in which event the Company or such Subsidiary has a valid leasehold interest and (iii) properties and assets which individually or in the aggregate are not material to the operations of the business of the Company and each of its Subsidiaries taken as a whole.

3.9

Real Property.

(a)

Schedule 3.9 (a) sets forth the address and description of each parcel of “Owned Real Property.” With respect to each parcel of Owned Real Property:

(i)

Company or one of its Subsidiaries has good and marketable indefeasible fee simple title, free and clear of all Liens, except “Permitted Liens;”

(ii)

except as set forth in Schedule 3.9(a), neither Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

(iii)

there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

(b)

Schedule 3.9(b) sets forth the address of each parcel of “Leased Real Property,” and a true and complete list of all leases (“Lease”)  for each such Leased Real Property (including the date and name of the parties to such Lease document).  Company and each of its Subsidiaries has delivered to Buyer a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in schedule 3.9(c), with respect to each of the Leases:

(i)

such Lease is legal, valid, binding, enforceable and in full force and effect;

(ii)

the transaction contemplated by this Agreement does not require the consent of any other party to such Lease (except for those Leases for which Lease Consents (as hereinafter defined) are obtained), will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

(iii)

neither Company's nor any of its Subsidiaries' possession and quiet enjoyment of the Leased Real Property under such Lease has been disturbed and there are no disputes with respect to such Lease;

(iv)

neither Company nor any of its Subsidiaries nor any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

 (v)

neither Company nor any of its Subsidiaries owes, or will owe in the future, any brokerage commissions or finder's fees with respect to such Lease;

 (vi)

neither Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof;

(c)

All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the Owned Real Property or the Leased Real Property (jointly the “Real Property”) (the “Improvements”) are in good condition and repair and sufficient for the operation of Company's and its Subsidiaries' business. There are no structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any respect with the use or occupancy of the Improvements or any portion thereof in the operation of Company's or its Subsidiaries' business as currently conducted thereon.

(d)

There is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending or threatened, relating to the ownership, lease, use or occupancy of the Real Property or any portion thereof, or the operation of Company's or its Subsidiaries' business as currently conducted thereon.

(e)

The Real Property is in compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, and the current use and occupancy of the Real Property and operation of Company's and its Subsidiaries' business thereon do not violate any real property laws. Neither Company nor any of its Subsidiaries has received any notice of violation of any real property law and there is no basis for the issuance of any such notice or the taking of any action for such violation. There is no pending or anticipated change in any real property law that will materially impair the ownership, lease, use or occupancy of any Real Property or any portion thereof in the continued operation of Company's or any of its Subsidiaries' business as currently conducted thereon.

 (f)

All water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Real Property have been installed and are operational and sufficient for the operation of Company's or any of its Subsidiaries' business as currently conducted thereon. Each such utility service enters the Real Property from an adjoining public street or valid private easement in favor of the supplier of such utility service or appurtenant to such Real Property, and is not dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Real Property.

3.10

Customers and Suppliers. Except as set forth in Schedule 3.10, as of the date of this Agreement, none of the Company's customers which individually account for more than ten percent (10%) of the Company's consolidated gross revenues during the 12-month period immediately preceding the date hereof has terminated or indicated in writing that it intends to terminate any agreement with the Company or any of its Subsidiaries. During the 12-month period immediately preceding the date hereof, no material supplier of the Company and each of its Subsidiaries taken as a whole has indicated in writing that it will stop, or decrease the rate of, supplying materials, products or services to the Company or such Subsidiary.

3.11

Contracts. Schedule 3.11 lists any of the following not otherwise listed on any other Schedule:

(a)

each written contract or commitment which creates an obligation on the part of the Company or any Subsidiary in excess of $200,000;

(b)

each written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness for money borrowed, where the Company or any of  its Subsidiaries is a lender, borrower or guarantor, in a principal amount in excess of $200,000;

(c)

each non-competition agreement or any other similar agreement or obligation which purports to limit the manner in which, or the localities in which, the business of the Company and each of its Subsidiaries is conducted or by which the Company manufactures or distributes its products;

(d)

each written contract to which the Company or any of its Subsidiaries is a party which contains a change of control provision or a prohibition against assignment that would cause the termination of any such agreement as a result of the transactions contemplated hereby;

(e)

each written joint venture or partnership agreement to which the Company or  any of its Subsidiary is a party;

(f)

each written agreement in excess of $200,000  to which  the Company or any of its Subsidiaries is a party with respect to any assignment, discounting or reduction of any receivables of the Company or any Subsidiary;

(i)

each agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties, or any interest therein, of the Company or any Subsidiary, having a value in excess of $200,000 , except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

(j)

each written employment or consulting contract entered into by the Company or any Subsidiary; and

(k)

each supply agreement that the Company or any Subsidiary could not readily replace without a material impact on the Company and each of its Subsidiaries taken as a whole.

Except as set forth in Schedule 3.11, (i) there are no oral contracts or oral commitments of the types described in this Section 3.11 which create an obligation on the part of the Company or any Subsidiary which are individually in excess of $200,000  or in the aggregate in excess of $400,000 , (ii) there are no contracts or commitments between the Company or any Subsidiary and any Affiliate, (iii) there are no contracts, commitments or arrangements between the Company or  any Subsidiary and any employee which require the payment of any compensation upon the occurrence of any specified contingency, (iv) there are no contracts or arrangements to which the Company or any Subsidiary is a party, except this Agreement, which require notice to, the consent of, or any payment of any compensation (whether as a penalty, liquidated damages or otherwise) to any party with respect to the Merger or any of the transactions contemplated hereby or in the event of the termination of such contract or arrangement on or following the Effective Time, and (v) there are no contracts to which the Company or any Subsidiary is a party which would create rights to any Person against Pacific or any of its Affiliates (other than rights against the Company and each of its Subsidiaries as in effect on the Closing Date).

3.12

Absence of Default. Except as set forth in Schedule 3.12,

(a)

each of the agreements listed in Schedules 3.11, 3.15, 3.18 and 3.24 that creates obligations of any Person in excess of $200,000 constitutes a valid and binding obligation of the parties thereto, is in full force and effect and will continue in full force and effect after giving effect to the Merger, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without notice to, the consent, approval or act of, or the making of any filing with, any other Person;

(b)

the Company and each of its Subsidiaries have fulfilled and performed in all material respects their obligations under each such agreement to which they are a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof;

(c)

the Company and each of its Subsidiaries are not and are not alleged in writing to be, and each other party to any such agreement is not, to the Best Knowledge of the Company, in default under, nor is there alleged in writing to be any basis for termination of, any such agreement;

(d)

no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the Best Knowledge of the Company, by any such other party, and

(e)

neither the Company nor any Subsidiary is currently renegotiating any such agreement or paying liquidated damages in lieu of performance thereunder. Except as set forth in Schedule 3.29, the Company has previously delivered complete and correct copies of all such agreements (including all amendments) to Pacific.

3.13

Litigation. There are no actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the Best Knowledge of the Company and the Sole Shareholder, threatened against the Company or any Subsidiary. Neither the Company nor any Subsidiary, nor the assets, properties or business of the Company nor any Subsidiary, is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. Neither the Company nor any Subsidiary is the plaintiff in any such proceeding nor is the Company or its Subsidiary contemplating commencing legal action against any other Person.

3.14

Compliance with Law.

(a)

Each of the Company and each of its Subsidiaries has complied in all material respects with, and is not in violation of, in any material respect, any law, ordinance or governmental rule or regulation (collectively, “Laws”) which is material to the business of the Company and each of its Subsidiaries taken as a whole; and

(b)

The Company and each of its Subsidiaries has obtained all licenses, permits, certificates or other governmental authorizations (collectively “Authorizations”) necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which the Company or such Subsidiary has no reason to believe would not be issued in due course and (ii) which, the failure of the Company or such Subsidiary to possess, would not subject the Company and each of its Subsidiaries to penalties other than fines not to exceed $25,000  in the aggregate (“Immaterial Authorizations”); and

(c)

Neither the Company nor any Subsidiary has received written notice of violation of, or, to the Best Knowledge of the Company and the Sole Shareholder, has violated any Laws which are material to the business of the Company or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial Authorizations).

3.15

Intellectual Property.

(a)

The Company and each of its Subsidiaries own, or are validly licensed or otherwise have the right to use, all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights which are material to the conduct of the Business (the “Intellectual Property Rights”). Schedule 3.15(a) contains a list of (i) patents and patent applications (“Patents”), (ii) trademark registrations and applications and (iii) copyright registrations and applications owned by the Company and each of its Subsidiaries.

(b)

To the Best Knowledge of the Company and the Sole Shareholder, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Patent or Intellectual Property Rights of any other Person. Neither the Company nor any Subsidiary has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company or any such Subsidiary must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the Best Knowledge of the Company and the Sole Shareholder, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of the Company or any of its Subsidiaries.

 (c)

Except as disclosed in Schedule 3.15(c), each employee, agent, consultant, officer, director or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any of its Subsidiary, or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company or such Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company, such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in such material, a copy of which assignment or agreement to assign has been made available to Pacific.

(e)

Except as disclosed in Schedule 3.15(e), (i) neither the Company and nor any of its Subsidiaries has not sold, assigned, transferred, licensed or sublicensed, or entered into any contract to sell, assign, transfer or sublicense their Patents or Intellectual Property Rights other than, in connection with the Company's and any of its Subsidiary's assets, in the ordinary course of business, permitting their customers to operate under any Patents covering, or Intellectual Property Rights embedded in their products and (ii)neither the Company and nor any of its Subsidiaries has not entered into any contract (oral or written) or other arrangement pursuant to which the Company or  any Subsidiary have agreed or are obligated to license, transfer or place in escrow the source code for any of their software products (prior or current) or restrict  themselves from using any of their Patents or Intellectual Property Rights.

(g)

To the Best Knowledge of the Company and the Sole Shareholder, no Stockholder or employee of the Company has any interest in any Intellectual Property Rights or Patents (other than as a stockholder of the Company) that is material to the business or operations of the Company.

3.16

Tax Matters.

Except as set forth in Schedule 3.16, (i) the Company and each of its Subsidiaries has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company and each of its Subsidiaries have been timely paid or the Company has established adequate reserves therefor; (iv) neither the Company nor any Subsidiary has waived or been requested to waive any statute of limitations in respect of Taxes; (v) there is no action, suit, investigation, audit, claim or assessment pending or, to the Best Knowledge of the Company and the Sole Shareholder, proposed or threatened with respect to Taxes of the Company or any Subsidiary; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns have been paid in full; (vii) Tax indemnity arrangements, if any, will terminate prior to Closing and the Surviving Corporation will not have any liability thereunder on or after Closing; (viii) there are no Liens for Taxes upon the assets of the Company except Liens relating to current Taxes not yet due; (ix) all Taxes which the Company or  any Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company or such Subsidiary in accordance with GAAP, and (x) neither the Company nor its Subsidiary is or has been a member of any group of corporations filing a consolidated tax return for United States federal income tax purposes other than a group comprising exclusively the Company and each of its Subsidiaries.

3.17

Employee Benefit Plans.

(a)

Schedule 3.17(a) contains a list and brief description of all “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (sometimes referred to as “Pension Plans”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) (sometimes referred to as “Welfare Plans”) and all other Benefit Plans (together with the Pension Plans and Welfare Plans, the “Plans”) maintained, or contributed to, by the Company or its Subsidiary or any Person that, together with the Company and each of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other Person, a “Commonly Controlled Entity”) for the benefit of any current or any former employees, officers or directors of the Company or its Subsidiary. The Company has made available to Pacific true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual  report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Plan and (v) all correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, (i) each Plan has been administered in accordance with its terms, and (ii) the Company and all Plans are in compliance with applicable provisions of ERISA and the Code.

(b)

Neither the Company nor its Subsidiary has any liability or obligation under any Welfare Plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by Part 6 of Subtitle B of Title I of ERISA or other applicable law.

(c)

Except as set forth in Schedule 3.17(c) or as provided by this Agreement, no employee of the Company or its Subsidiary will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Plan as a result of the transactions contemplated by this Agreement.

3.18

Officers. Schedule 3.18 lists the names, titles and current annual salary rates of, and bonuses paid or payable to, all present officers of the Company and each of its Subsidiaries whose 2009 annual base salary exceeded $100,000 (“Executive Officers”).

3.19

Employees.

(a)

The Company and each of its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, other than instances of non-compliance which, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect on the Company, and neither the Company nor its Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, rules or regulations;

(b)

the Company believes that each of the Company's and its Subsidiary's relations with their respective employees is satisfactory;

(c)

there are no controversies pending or, to the Best Knowledge of the Company or the Sole Shareholder, threatened between the Company or any Subsidiary and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on the Company;

(d)

except as disclosed in Schedule 3.19, neither the Company nor  any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiary, nor, to the Best Knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees;

(e)

there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary;

(f)

no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to the Company or  any Subsidiary;

3.20

Environmental Laws. The Company has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the Best Knowledge of the Company and the Sole Shareholder, neither the Company nor any Subsidiary is the subject of any investigation by any governmental or regulatory authority, domestic or foreign, in each case, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the Best Knowledge of the Company and the Sole Shareholder, threatened, actions, suits or proceedings against the Company,  any Subsidiary or any of their respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.  To the Best Knowledge of the Company and the Sole Shareholder, the Company is in compliance with all applicable federal, state or local environmental laws, rules and regulations, except to the extent non-compliance would not have a Material Adverse Effect on the Company or any of its Subsidiaries.

3.21

Bank Accounts, Letters of Credit and Powers of Attorney. Schedule 3.21 lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of each of the Company and each of its Subsidiaries (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company or its Subsidiary (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company or any Subsidiary. The Company has heretofore delivered to Pacific true, correct and complete copies of each letter of credit and each power of attorney described in Schedule 3.21.

3.22

Subsidiaries.

(a)

Schedule 3.22 sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of the Company, (ii) the total number of shares of each class of capital stock of each Subsidiary authorized, the number of shares outstanding and the number of shares owned by the Company or any other Subsidiary of the Company and (iii) a complete list of the directors and officers of the Company and each Subsidiary. All the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and free of pre-emptive rights. None of the outstanding shares of capital stock of any Subsidiary has been issued in violation of the preemptive rights of any stockholder of such Subsidiary. The shares of each Subsidiary were issued in compliance with all applicable Federal and state securities laws and regulations, and are owned free and clear of all Liens.

(b)

Except as set forth in Schedule 3.22, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or any Subsidiary, at any time, or upon the occurrence of any stated event, any shares of capital stock of or equity interest in any Subsidiary, whether or not presently issued or outstanding, nor are there any outstanding shares of capital stock of or equity  interests in any Subsidiary or any other entity which are convertible into or exchangeable for other shares of capital stock of or equity interests in any Subsidiary nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from any Subsidiary or any other Person any shares of capital stock or equity interests so convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting of the shares of capital stock of or equity interests in any Subsidiary. Except for the Company's ownership of the Subsidiary as disclosed in Schedule 3.22, the Company does not, directly or indirectly, have any ownership or other interest in, or control of, any Person, nor is any Subsidiary controlled by or under common control with any Person.

3.23

Affiliate Transactions. Except for the individuals listed in Schedule 3.23, (i) no officer or director of the Company or its Subsidiary has any significant interest in any Person that is engaged in a business which is in competition with the Business of the Company, and (ii) no officer or director of the Company is a supplier to, or a customer of, the Company, or is a party to any contract listed in Schedule 3.11, 3.13 or 3.24.

3.24

Insurance. Schedule 3.24 sets forth a list of all policies of insurance maintained, owned or held by the Company or its Subsidiary as of the date hereof and a brief description of any outstanding claims under any of such insurance policies. Each of the Company and each of its Subsidiaries shall use all commercially reasonable efforts to keep such insurance or comparable insurance in full force and effect through the Closing Date. Each of the Company and each of its Subsidiaries has complied in all material respects with each such insurance policy to which it is a party and has not failed to give any notice or present any claim thereunder in a due and timely manner, other than instances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.24, to the Best Knowledge of the Company and the Sole Shareholder, the full policy limits (subject to deductibles provided in such policies) are available and unimpaired under each such policy and no insurer under any of such policies has a basis to void such policy on grounds of non-disclosure on the part of the Company or any Subsidiary thereunder. Each such policy is in full force and effect and will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

3.25

Assets. Schedule 3.25 lists each material item of machinery, equipment, furniture, vehicles or other personal property owned by the Company or its Subsidiary having an original cost of $50,000 or more.

3.26

Accounts Receivable and Inventory. Except as set forth in Schedule 3.26, all accounts receivable of the Company and each of its Subsidiaries have arisen from bona fide transactions by the Company or its Subsidiary in the ordinary course of its business.  All such inventories (net of any such reserves) are properly included in the Financial Statements in accordance with GAAP. Such inventories are located at the locations set forth in Schedule 3.26.

3.27

Minute Books. The minute books of the Company made available to Pacific contain, in all material respects, a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material.

3.28

Reorganization. Neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

3.29

Complete Copies of Materials. Except as set forth in Schedule 3.29, the Company has delivered or made available true and complete copies of each document that has been requested by Pacific or its counsel in connection with their legal and accounting review of the Company.

3.30

Disclosure. None of the representations or warranties of the Company contained herein, none of the information contained in the Schedules referred to in this Section 3, and none of the other information or documents furnished or to be furnished to Pacific or Merger Sub by the Company or any of its Subsidiaries or pursuant to any provision of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact herein or therein necessary in order to make the statements contained herein or therein not misleading in any material respect.

Article 4. Representations and Warranties of Merger Sub and Pacific

 Each of Merger Sub and Pacific represents and warrants to the Company and the Sole Shareholder as follows:

4.1

Organization. Each of Pacific and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Utah, respectively, and has all requisite corporate power and authority and all necessary governmental approvals to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

4.2

Capital Structure. The authorized capital stock of Pacific consists of (i)250,000,000   shares of common stock, par value $0.001 per share (the “Pacific Common Stock”), (ii) 20,000,000 shares of preferred stock, par value $0.001  per share (“Pacific Authorized Preferred Stock”), of which 1,000,000 shares have been designated Series A Convertible Preferred Stock and 3,300,000 shares have been designated as Series B Convertible Preferred Stock. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Pacific having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Pacific may vote are issued or outstanding. All outstanding shares of capital stock of Pacific are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  Attached hereto as Schedule 4.2 is a description of the outstanding shares of Pacific’s capital stock issued and outstanding.

4.3

Authority.

(a)

Each of Pacific and Merger Sub has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. The Board of Directors of each of Pacific and Merger Sub has declared the Merger advisable and approved this Agreement and the execution, delivery and performance thereof, and the Board of Directors of Merger Sub has resolved to recommend the approval of the Merger and adoption of this Agreement and the consummation of the transactions contemplated hereby to the sole stockholder of Merger Sub. The filing of appropriate merger documents as required by the URCBA. This Agreement has been duly authorized, executed and delivered by each of Pacific and Merger Sub and is the legal, valid and binding obligation of each of Pacific and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of  general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)

The execution, delivery and performance by each of Pacific and Merger Sub of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of either Pacific or Merger Sub, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Pacific and Merger Sub taken as a whole, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Pacific or Merger Sub is a party or by which any of the properties of Pacific or Merger Sub may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Pacific its Subsidiaries and Merger Sub taken as a whole.

(c)

The execution and delivery of this Agreement by each of Pacific and Merger Sub does not, and the performance by each of Pacific and Merger Sub of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the URBC and the NCBCA; (ii) any such consent, approval, authorization, permission, notice or filing which is required under the Securities Act, the Exchange Exchange Act (together with the rules and regulations promulgated thereunder, the “Exchange Act”) and applicable state securities laws; and (iv) any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect on Pacific its Subsidiaries and Merger Sub taken as a whole.

4.4

Litigation.

(a)

Neither Pacific nor Merger Sub is a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

(b)

There is no judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal to which Pacific or Merger Sub is subject which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

4.5

SEC Filings; Pacific Financial Statements.

(a)

Since January 1, 2006, Pacific has filed with the SEC all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed under the Securities Act and the Exchange Act (the “Pacific SEC Documents”). As of their respective dates, the Pacific SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Pacific SEC Documents. Except to the extent that information contained in any Pacific SEC Document has been revised or superseded by a later filed Pacific SEC Document, none of the Pacific SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Pacific included in the Pacific SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Pacific and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

(b)

Except for liabilities (i) reflected in such financial statements or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since September 30, 2009 , the date of the most recent audited financial statements included in the Pacific SEC Documents, or (iii) incurred in connection with this Agreement or the transactions contemplated hereby, neither Pacific nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Pacific or its Subsidiaries taken as a whole.

4.6

Operations and Obligations. Except as described in the Pacific SEC Documents, since December 31, 2008  the date of the most recent audited balance sheet of Pacific contained in the Pacific SEC Documents, (i) except as a result of the transactions contemplated by this Agreement, there has not been any development that has had or reasonably would be expected to have a Material Adverse Effect on Pacific and its Subsidiaries taken as a whole; (ii) there has not been any material change by Pacific in its accounting methods, principles or practices, except as required by changes in GAAP or any other change provided such other change could not reasonably be expected to have a Material Adverse Effect on Pacific and its Subsidiaries; or (iii) except as a result of the transactions contemplated by this Agreement or in connection with the acquisition by Pacific or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another Person, there has not been any material revaluation by Pacific of any of its assets including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable which would have a Material Adverse Effect.

4.7

Environmental Laws.   Pacific has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the Best Knowledge of Pacific, neither Pacific nor any Subsidiary is the subject of any investigation by any governmental or regulatory authority, domestic or foreign, in each case, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the Best Knowledge of Pacific, threatened, actions, suits or proceedings against the Pacific, any Subsidiary or any of their respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.  To the Best Knowledge of Pacific, it is in compliance with all applicable federal, state or local environmental laws, rules and regulations, except to the extent non-compliance would not have a Material Adverse Effect on Pacific or any of its Subsidiaries.

4.8

Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby has engaged in no other business activities and has conducted its operations only as contemplated hereby.

4.9

Reorganization. Neither Pacific nor Merger Sub has taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

4.10

Intellectual Property.

(a)

Pacific and each of its Subsidiaries own, or are validly licensed or otherwise have the right to use, all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights which are material to the conduct of the Business (the “Intellectual Property Rights”). Schedule 4.10(a) contains a list of (i) patents and patent applications (“Patents”), (ii) trademark registrations and applications and (iii) copyright registrations and applications owned by Pacific and each of its Subsidiaries.

(b)

To the Best Knowledge of Pacific, neither Pacific nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Patent or Intellectual Property Rights of any other Person. Neither Pacific nor any Subsidiary has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Pacific or any such Subsidiary must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the Best Knowledge of Pacific, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of Pacific or any of its Subsidiaries.

 (c)

Except as disclosed in Schedule 4.10(c), each employee, agent, consultant, officer, director or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of Pacific or any of its Subsidiary, or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which Pacific or such Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of Pacific, such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in such material, a copy of which assignment or agreement to assign has been made available to Pacific.

(e)

Except as disclosed in Schedule 4.10(e), (i) neither Pacific and nor any of its Subsidiaries has not sold, assigned, transferred, licensed or sublicensed, or entered into any contract to sell, assign, transfer or sublicense their Patents or Intellectual Property Rights other than, in connection with Pacific's and any of its Subsidiary's assets, in the ordinary course of business, permitting their customers to operate under any Patents covering, or Intellectual Property Rights embedded in their products and (ii)neither Pacific and nor any of its Subsidiaries has not entered into any contract (oral or written) or other arrangement pursuant to which Pacific or  any Subsidiary have agreed or are obligated to license, transfer or place in escrow the source code for any of their software products (prior or current) or restrict  themselves from using any of their Patents or Intellectual Property Rights.

(g)

To the Best Knowledge of Pacific, no stockholder or employee of Pacific has any interest in any Intellectual Property Rights or Patents (other than as a stockholder of Pacific) that is material to the business or operations of Pacific.

4.11

Tax Matters.

Except as set forth in Schedule 4.11, (i) Pacific and each of its Subsidiaries has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by Pacific and each of its Subsidiaries have been timely paid or Pacific has established adequate reserves therefor; (iv) neither Pacific nor any Subsidiary has waived or been requested to waive any statute of limitations in respect of Taxes; (v) there is no action, suit, investigation, audit, claim or assessment pending or, to the Best Knowledge of Pacific, proposed or threatened with respect to Taxes of Pacific or any Subsidiary; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns have been paid in full; (vii) Tax indemnity arrangements, if any, will terminate prior to Closing and the Surviving Corporation will not have any liability thereunder on or after Closing; (viii) there are no Liens for Taxes upon the assets of Pacific except Liens relating to current Taxes not yet due; (ix) all Taxes which Pacific or  any Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of Pacific or such Subsidiary in accordance with GAAP, and (x) neither Pacific nor its Subsidiary is or has been a member of any group of corporations filing a consolidated tax return for United States federal income tax purposes other than a group comprising exclusively Pacific and each of its Subsidiaries.

Article 5. Conduct Pending Closing

5.1

Conduct of Business Pending Closing. From the date hereof until the Closing, each of the Company and Pacific will (and each will cause its respective Subsidiaries to):

(a)

maintain its existence in good standing;

(b)

maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

(c)

maintain business and accounting records consistent with past practices; and

(d)

use its reasonable best efforts (i) to preserve its business intact, (ii) to keep available to the Company the services of its present officers and employees, and (iii) to preserve for the Company or such Subsidiary the goodwill of its suppliers, customers and others having business relations with the Company.

5.2

Prohibited Actions Pending Closing. Except as set forth in Schedule 5.2 or otherwise provided for herein or approved by the other Party in writing, from the date hereof until the Closing, a Party shall not (and shall not permit any of its Subsidiaries to):

(a)

amend or otherwise change its Articles of Incorporation or Bylaws;

(b)

issue, sell or authorize for issuance or sale any shares of its capital stock or any other of its securities (other than in connection with the exercise of outstanding options or warrants of Pacific); or issue, grant or take any action with respect to any options (including any modification of any option plan or the vesting of any options previously granted), or make other agreements with respect to, any shares of its capital stock or any other of its securities, except for  Pacific may grant of stock options to purchase up to an aggregate of 2,000,000 shares of Pacific Common Stock granted to employees of Pacific or its Subsidiaries with an exercise price reflecting fair market value.

(c)

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

(d)

reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except for the reverse stock split of Pacific Common Stock anticipated to be effected in December 2009 or January 2010;

(e)

(i) acquire (including, without limitation, by merger,  consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money (other than in the ordinary course of business; (iii) enter into any contract or agreement (or series of related contracts or agreements) in excess of $200,000 other than in the ordinary course of business, consistent with past practice; (iv) authorize any capital commitment which is in excess of $200,000  or capital expenditures which are, in the aggregate, in excess of $200,000; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.2(e);

(f)

mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

(g)

assume, guarantee or otherwise become responsible for the obligations of any other Person or agree to so do;

(h)

enter into or agree to enter into or terminate (prior to the expiration date thereof) any employment agreement other than in the ordinary course of business in the case of international hires;

(i)

increase the compensation or benefits payable or to become payable to its officers or employees, except for increases to employees who are not officers in the ordinary course of business and in accordance with past practices in salaries or wages of employees, or grant any severance or termination pay to, or enter into any severance agreement with any director, officer or other employee, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such director, officer or employee;

(j)

take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

(k)

make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

(l)

settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by this Agreement;

(m)

pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice and (ii) other claims, liabilities or obligations (qualified as aforesaid) that in the aggregate do not exceed $200,000  and as to which a party or its Subsidiary's failure to so pay, discharge or satisfy could not reasonably be expected to have a Material Adverse Effect on the Party;

(n)

except in connection with the sale or licensing of a Party’s products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights; or

(o)

announce an intention, or commit or agree to do any of the foregoing.

5.3

Access; Documents; Supplemental Information.

(a)

From and after the date hereof until the Closing, each Party shall afford, shall cause its Subsidiaries to afford and, with respect to clause (ii) below, shall use its reasonable best efforts to cause the independent certified public accountants for the Party to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of  the other Party upon reasonable notice, reasonable access at all reasonable times to the properties, books and records, including tax returns filed and those in preparation of the Party, and the right to consult with officers, employees, accountants, counsel, investment bankers and other representatives of the Party or its Subsidiary in order that the inquiring Party may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of the disclosing Party and each of its Subsidiaries, and (ii) to the independent certified public accountants of  the disclosing Party free and full access at all reasonable times to the work papers and other records of the accountants relating to the disclosing Party and each of its Subsidiaries.   Each Party shall cooperate with the other Party to take such steps as are reasonably necessary to ensure that any consultation with employees does not materially interfere with the ongoing operations of the Company.

(b)

From the date of this Agreement through and including the Closing, each Party, agrees to furnish to each other Party copies of any notices, documents, requests, court papers, or other materials received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement, except where it is obvious from such notice, document, request, court paper or other material that the other party was already furnished with a copy thereof.

(c)

Pacific shall deliver to the Company, without charge, a copy of any filing made by Pacific with the SEC under the Exchange Act, including, without limitation, any Form 10-Q, 8-K, 10-K or amendments thereto, not later than five business days after the date of such filing with the SEC.

5.4

Notification of Certain Matters. Each Party shall give prompt notice to each other Party, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (b) any failure of the Company, Pacific or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.13 shall not limit or otherwise affect the remedies available to the party receiving such notice.

5.5

Tax Returns; Cooperation. The Company on the one hand and Pacific on the other will cooperate with each other and provide  such information as any party may require in order to file any return to determine Tax liability or a right to a Tax refund or to conduct a Tax audit or other Tax proceeding. Such cooperation shall include, but not be limited to, making employees available on a mutually convenient basis to explain any documents or information provided hereunder or otherwise as required in the conduct of any audit or other proceeding. The Company and Pacific will retain until the expiration of any applicable statutes of limitations (including any extensions thereof) all Tax Returns, schedules and work papers and all other material records or documents relating to the Company for all Tax periods through the first Tax period ending after the Closing Date. At the expiration of such statutory period (including any extensions thereof), each party shall have the right to dispose of any such Returns and other documents or records on thirty (30) days written notice to the other party. Any information, documents or records obtained under this Section 5.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

5.6

Actions by the Parties. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will use its reasonable best efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (i) the obtaining of all necessary actions and non-actions, waivers and consents, if any, from any governmental agency or authority and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any governmental agency or authority; (ii) the obtaining of all necessary consents, approvals or waivers from any other Person; (iii) the defending of any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) the execution of additional instruments necessary to consummate the transactions contemplated by this Agreement. Each party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with any agency or authority in connection with this Agreement and the transactions contemplated hereby.

5.7

Covenants Regarding Reorganization Status. Neither Pacific nor Merger Sub will take any action or fail to take any action between the date of this Agreement and the Effective Time or following the Effective Time which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Neither the Company nor its Subsidiary will take any action or fail to take any action between the date of this Agreement and the Effective Time which action or failure would reasonably be expected to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

Article 6. Conditions Precedent

6.1

Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date of the following conditions:

(a)

Stockholder Approval. The Merger shall have been duly approved by the Sole Shareholder, such approval has been obtained.  The Merger shall have been approved by Pacific as Sole Stockholder of Merger Sub, such approval has been obtained.  The Parties represent such stockholder approval has been obtained.

(b)

Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Pacific or the Company (as Surviving Corporation), assuming the Merger had taken place, shall have been obtained, made or occurred.

(c)

No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition (collectively, “Restraints”) shall be in effect specifically referencing any of the parties hereto or the transactions contemplated by this Agreement which (i) prevents or materially delays the consummation of the Merger or (ii) otherwise would materially impair the ability of the Company or Pacific to perform its obligations under this Agreement. No action or proceeding shall  have been commenced seeking any temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or seeking any other legal restraint or prohibition preventing or materially delaying the consummation of the Merger or which would materially impair the ability of the Company or Pacific to perform its obligations under this Agreement other than any of the foregoing which shall have been dismissed with prejudice; provided that each of the parties shall have used its reasonable best efforts to prevent the entry of any such temporary restraining order, preliminary or permanent injunction or other order and to appeal as promptly as possible any of the foregoing.

6.2

Conditions Precedent to Obligations of Merger Sub and Pacific. All obligations of Merger Sub and Pacific under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

(a)

Performance of Obligations; Representations and Warranties. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Each of the Company's and Sole Shareholder’s representations and warranties contained in Section 3 of this Agreement on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except to the extent that any representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. Pacific and Merger Sub shall have received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of the Company, certifying that, the conditions specified in this Section 6.2(a) have been satisfied.

(b)

No Material Adverse Change. There shall have been no material adverse change in the assets, business, financial condition or operations of the Company and no event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect (other than as a result of (i) general economic conditions, (ii) business and economic conditions generally affecting the data networking industry, (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby (including litigation brought or threatened against the Company or any member of its Board of Directors in respect of this Agreement), or (iv) resulting from the announcement of the transactions contemplated hereby (including loss of personnel, customers or suppliers or the delay or cancellation of orders or products)) on the Company, and Pacific shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

(c)

Consents; Waivers. The Company shall have received all necessary consents, in form and substance satisfactory to Pacific and Merger Sub, from the other parties to each contract, lease or agreement to which the Company is a party, except where the failure to receive such consent would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

(d)

Escrow Agreement. Each of Pacific the Company, the Escrow Agent and the Stockholders' Representative shall have entered into the Escrow Agreement substantially in the form of Exhibit B hereto (the “Escrow Agreement”).

6.3

Conditions Precedent to the Company's Obligations. All obligations of the Company under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

(a)

Performance of Obligations; Representations and Warranties. Merger Sub and Pacific shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing. Each of the representations and warranties of Merger Sub and Pacific contained in Section 4 of this Agreement shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. The Company shall have received certificates dated the Closing Date and signed by the President or a Vice-President of Merger Sub and an authorized signatory of Pacific certifying that the conditions specified in this Section 6.3(a) have been satisfied.

(b)

No Material Adverse Change. There shall have been no material adverse change in the assets, business, financial condition or operations of Pacific and no event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect (other than as a result of (i) general economic conditions, (ii) business and economic conditions generally affecting the data networking industry, (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby (including litigation brought or threatened against Pacific or any member of its Board of Directors in respect of this Agreement), or (iv) resulting from the announcement of the transactions contemplated hereby (including loss of personnel, customers or suppliers or the delay or cancellation of orders or products)) on Pacific and the Company shall have received a certificate signed on behalf of Pacific by an authorized signatory thereof.

(c)

Financial Statements.  The Company shall deliver all audited, unaudited and pro-forma financial statements required for filing with the Securities and Exchange Commission as a result of the Merger.

(d)

Lockup Agreement.  The Sole Stockholder shall enter into a Lockup Agreement in the form of Exhibit C attached hereto.

6.4

Frustration of Closing Conditions. None of the Company, Pacific or Merger Sub may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement.

Article 7. Survival of Representation and Warranties

7.1

Representations and Warranties. The representations and warranties of the Company contained in this Agreement (including the schedules to the Agreement which are hereby incorporated by reference) or in any instrument delivered pursuant to this Agreement shall survive for 12 months following the Effective Time. This Section shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Effective Time.

Article 8. Indemnification

8.1

Escrow Shares. As soon as practicable after the Closing Date, 5% of the total number of shares of Pacific Common Stock to be issued in exchange for the Company Common Stock (the “Escrow Fund”), shall be deposited with ____________  (or another institution selected by Pacific), as escrow agent (the “Escrow Agent”), such deposit to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be the sole and exclusive source available to compensate Pacific for the indemnification obligations of the Sole Stockholder under Section 8.2 except that Pacific may elect not to have recourse to the Escrow Fund for any claim of fraud.

8.2

General Indemnification.

(a)

Subject to the limitations set forth in this Section 8, the Sole Stockholder will  indemnify and hold harmless Pacific and each Person, if any, who controls, may control or is controlled by Pacific within the meaning of the Securities Act and their respective officers, directors, employees, agents and advisors (each such indemnitee being referred to herein as an “Indemnified Person”), from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees (collectively, “Damages”), arising out of (i) any inaccuracy in any representation or warranty made by the Company in this Agreement or in any exhibit or schedule to this Agreement, and (ii) any breach or default by the Company of any of the covenants or agreements given or made by it in this Agreement or any exhibit or schedule to this Agreement.

(b)

Pacific and the Sole Stockholder each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the total consideration that Pacific would have agreed to pay in connection with the transactions contemplated hereby.

(c)

Subject to the limitations set forth in this Section 8,  Pacific will  indemnify and hold harmless the Sole Shareholder from and against any and all Damages arising out of (i) any inaccuracy in any representation or warranty made by Pacific in this Agreement or in any exhibit or schedule to this Agreement, and (ii) any breach or default by  Pacific of any of the covenants or agreements given or made by it in this Agreement or any exhibit or schedule to this Agreement.

8.3

Damages Threshold; Damages Cap.

(a)

Notwithstanding anything to the contrary contained in this Agreement, solely with respect to any claim by Pacific for indemnification under Section 8.2(a)(i), Pacific may not seek indemnification with respect to any claim for Damages until the aggregate amount of all Damages for which Pacific is seeking indemnification under Section 8.2(a)(i) equals or exceeds $100,000 (the “Threshold”), whereupon Pacific shall be entitled to seek indemnification with respect to all such Damages that exceed the Threshold.

(b)

Notwithstanding anything to the contrary contained in this Agreement, solely with respect to any claim by the Sole Shareholder for indemnification under Section 8.2(c)(i), the Sole Shareholder  may not seek indemnification with respect to any claim for Damages until the aggregate amount of all Damages for which the Sole Shareholder is seeking indemnification under Section 8.2(c)(i) equals or exceeds the Threshold, whereupon the Sole Shareholder shall be entitled to seek indemnification with respect to all such Damages that exceed the Threshold

(c)

In determining the amount of any Damage for which Pacific may seek indemnification under Section 8.2(a)(i) or Section 8.2(a)(ii), but not in determining whether there has been a breach of any representation, warranty or covenant, any materiality standard contained in a representation, warranty or covenant shall be disregarded. In determining the amount of any Damage for which the Sole Shareholder may seek indemnification under Section 8.2(c)(i) or Section 8.2(c)(ii), but not in determining whether there has been a breach of any representation, warranty or covenant, any materiality standard contained in a representation, warranty or covenant shall be disregarded

(c)

The liability of the Sole Stockholder to Pacific for all Damages for which indemnification is provided hereunder shall not exceed the Escrow Fund, except for any claims of fraud.  All payments of Damages by the Sole Shareholder shall be made through the cancellation of the Sole Shareholder’s shares that are held in the Escrow Fund.

(d)

Except for any claims of fraud, the liability of Pacific to the Sole Shareholder for all Damages for which indemnification is provided hereunder, shall be paid through the issuance of additional shares of Pacific Common Stock to the Sole Shareholder.  The number of shares of Pacific Common Stock that may be issued for Damages shall not exceed the number of Shares the Sole shareholder Deposited into the Escrow Fund.

(e)

All Shares issued or cancelled in connection with the payment of Damages, shall be valued at $1.00 per share, the agreed upon value attributed to Pacific Common Stock to be issued in the Merger.

8.4

Escrow Period; Release of Escrow Fund. The Escrow Fund shall commence on the Closing Date and terminate on the first anniversary of the Closing Date. On the first anniversary of the Closing Date, all shares of Pacific Common Stock then remaining in the Escrow Fund shall be released to the Sole Stockholder; provided that the amount of any claim made pursuant to Section 8.5 during the Escrow Period shall be withheld and remain in the Escrow Fund pending resolution of such claim; provided further that the number of shares of Pacific Common Stock in the Escrow Fund which is necessary to satisfy any unsatisfied claims specified in any Pacific Notice theretofore delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Any portion of the Escrow Fund contributed under Section 8.1 for which there is no claim pursuant to this Section 8 shall be promptly distributed by the Escrow Agent to the Sole Stockholders' Representative for distribution by the Escrow Agent to the Stockholders in accordance with each such Stockholder's percentage of the Escrow Fund as set forth in the Escrow Agreement.

8.5

Claims Upon Escrow Fund.

(a)

Subject to the provisions of this Section 8, Pacific shall make claims upon the Escrow Fund by delivery to the Escrow Agent on or before the last day of the Escrow Period of a notice signed by an authorized representative of Pacific (a “Pacific Notice”) specifying in reasonable detail the individual items of Damages for which indemnification is being sought, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related. Pacific shall, concurrently with the sending of any Pacific Notice to the Escrow Agent, provide a copy of such Pacific Notice to the Sole Shareholders. Within 20 days after the receipt of any Pacific Notice, the Sole Shareholder shall deliver a notice to Pacific and the Escrow Agent (a “Shareholder’s'  Response Notice”) certifying that the Sole Shareholder either agree with the Pacific Notice or object to the Pacific Notice. If the Sole Shareholder agrees with the Pacific Notice, the Escrow Agent shall deliver to Pacific out of the Escrow Fund, as promptly as practicable after receipt of the Shareholder’s' Notice, the number of Shares held in the Escrow Fund equal to such Damages calculated at a price of $.,00 per share. If the Sole Shareholders objects to the Pacific Notice within the 20-day period after receipt of the Pacific Notice, Pacific and the Sole Shareholders shall resolve such dispute in accordance with Section 8.6. If the Sole Shareholder fails to deliver a Shareholder’s Response Notice within such 20-day period, the Sole Shareholders shall be deemed to have consented to the Pacific Notice and the Escrow Agent shall deliver to Pacific out of the Escrow Fund, as promptly as practicable after such 20-day period, the number of Shares held in the Escrow Fund equal to such Damages calculated at $5.00 per share.

(b)

Subject to the provisions of this Section 8, the Sole Shareholder shall make claims upon the Escrow Fund by delivery to the Escrow Agent on or before the last day of the Escrow Period of a notice signed by the Sole Shareholder (a “Shareholder Notice”) specifying in reasonable detail the individual items of Damages for which indemnification is being sought, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related.  The Sole Shareholder shall, concurrently with the sending of any Shareholder Notice to the Escrow Agent, provide a copy of such Shareholder Notice to the Chief executive Officer of Pacific. Within 20 days after the receipt of any Shareholder Notice, Pacific shall deliver a notice to the Sole Shareholder and the Escrow Agent (a “Pacific  Response Notice”) certifying that Pacific either agrees with the Shareholder Notice or object to the Shareholder Notice. If Pacific agrees with the Shareholder Notice, Pacific shall deliver a certificate for additional shares of Pacific Common Stock to the Escrow Agent in the amount of the Damages, valued at $1.00 per share for the Damages.  The Escrow Agent shall deliver such stock certificate to the Sole Shareholder as soon as practical.  If Pacific objects to the Shareholder Notice within the 20-day period after receipt of the Shareholder Notice, Pacific and the Sole Shareholder shall resolve such dispute in accordance with Section 8.6. If Pacific fails to deliver a Pacific Response Notice within such 20-day period, Pacific shall be deemed to have consented to the Shareholder and shall be obligated to deliver additional shares of Pacific Common Stock to the Sole Shareholder equal to the Damages calculated at the price of $1.00 per share.

8.6

Objections to Claims.

(a)

If the Sole Shareholder or Pacific shall object to a Notice claim by the other within the twenty-day period after receipt thereof, then Pacific and the Sole Shareholder shall use their good faith efforts to resolve such dispute. If Pacific and the Sole Shareholder resolve such dispute, the parties shall deliver a written notice to the Escrow Agent directing the delivery of the Escrow Fund based upon such resolution.

(b)

If Pacific and the Sole Shareholder are unable to resolve such dispute within 30 days after a Notice claim has been delivered to the Escrow Agent, either Pacific or the Sole Shareholders' may, by written notice to the other and the Escrow Agent, demand arbitration of such dispute. Any such arbitration shall be conducted by American Arbitration Association or such other alternative dispute service (“Arbitration Service”) as shall be reasonably acceptable to Pacific and the Sole Shareholder. The Arbitration Service shall select one arbitrator reasonably acceptable to Pacific and the Sole Shareholder. The decision by the arbitrator shall be binding and conclusive and, notwithstanding any other provisions of this Section 8, the Escrow Agent shall be entitled to act in accordance with such decision and make delivery of the Escrow Fund in accordance therewith.

(c)

The arbitration shall be held in Salt Lake, Utah. The costs of any such arbitration shall be borne one-half for the account of Pacific and one-half by the Sole Stockholder. Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

8.7

Third-Party Claims. In the event a Party becomes aware of a third-party claim which Pacific believes may result in a demand pursuant to this Section 8, such Party shall promptly notify the other Party of such claim, and the other Party shall be entitled to participate in any defense of such claim; provided that original Party shall control such defense, and shall have the right with the consent of the other Party (which consent shall not be unreasonably withheld) to settle any such claim. In the event that a Party has consented to any such settlement, such Party shall have no power or authority to object under any provision of this Section 8 to the amount of any claim by the settling Party for indemnity with respect to such settlement.

Article 9. Brokers' and Finders' Fees

9.1

Company. The Company represents and warrants to Merger Sub and Pacific that, except as set forth in Schedule 9.1, no broker, investment banker or financial advisor is entitled to receive a brokerage fee, financing commission or other commission from the Company in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. The Company agrees that if the transactions contemplated by this Agreement are not consummated (other than as a result of a breach or default by Pacific or Merger Sub), it shall indemnify and hold Merger Sub and Pacific harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against them as a result of the Company's or any of its Affiliates' dealings, arrangements or agreements with any such Person.

9.2

Merger Sub and Pacific. Merger Sub and Pacific represent and warrant to the Company that no broker, investment banker or financial advisor is entitled to receive any brokerage fee, financing commission or other commission from Pacific in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Merger Sub and Pacific agree that if the transactions contemplated hereby are not consummated (other than as a result of a breach or default by the Company), they shall jointly and severally indemnify and hold the Company harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against them, as a result of Merger Sub's or Pacific's or any of their respective Affiliates' dealings, arrangements or agreements with any such Person.

Article 10. Expenses

10.1

Pacific and the Company shall each pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger is consummated, except that all printing expenses and SEC filing fees shall be divided equally between Pacific and the Company.

Article 11. Press Releases

11.1

Pacific has filed a press release in connection with the execution of a Letter of Intent signed by the Parties.  Pacific will file a press release in connection with the execution of this Agreement and upon the closing of this Agreement.

Article 12. No Shop

12.1

 The Company  agrees that, from the date last set forth below until the termination of this Agreement, the Company will not, and will not authorize or permit any officer or director of the Company or any other person on its behalf to, directly or indirectly, solicit, facilitate, encourage, entertain, discuss, negotiate or accept or enter into any offer, inquiry or proposal from or any agreement with any party other than Pacific concerning a possible investment in, or an acquisition, merger or consolidation of the Company with or into any other entity, a disposition of all or any substantial portion of the business, assets or securities of the Company, or provide any confidential information to any party other than Pacific concerning any such investment, acquisition, merger, consolidation or disposition (a “the Company Third Party Transaction”).  the Company will promptly notify Pacific in writing of any such offer, the principal terms of the same and the identity of the party making the same, unless the Company’s sole response to such offer is to refuse to discuss the offer with such party.  In the event that the Company breaches any of its undertakings provided for in this Article 12 and the Company enters into a definitive agreement or agreement in principle with any third party in respect of which it breached such undertaking within six months after the termination by the Company of this Letter of Intent, then the Company shall cause Pacific to be paid, by the Company or another party or parties to the Company Third Party Transaction, the amount of $500,000 in cash upon the closing of such the Company Third Party Transaction.

Article 13. Termination

13.1

This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time whether before or after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company or the stockholders of Merger Sub:

(a)

by the mutual agreement of the Boards of Directors of Merger Sub and the Company and the appropriate corporate authority of Pacific;

(b)

by Pacific Merger Sub or the Company if (i) the Effective Time shall not have occurred by March 30 , 2010 ; provided that the right to terminate this Agreement under this Section 14(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

(c)

by the Company, in the event Pacific or Merger Sub materially breaches its obligations under this Agreement, unless such breach is cured within 15 days after notice to Pacific by the Company; or

(d)

by Pacific or Merger Sub, in the event the Company materially breaches its obligations under this Agreement unless such breach is cured within 15 days after notice by Pacific or Merger Sub.

Article 14. Definitions

14.1

As used in this Agreement the terms set forth below shall have the following meanings:

(a)

“Affiliate” of a Person shall mean any other Person who (i) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person or (ii) owns more than 10 % of the capital stock or equity interest in such Person. “Control” means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

(b)

“Agreement” has the meaning set forth in the preamble to this Agreement.

(c)

“Benefit Plan” shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of the Company.

(d)

“Best Knowledge” in respect of (i) any representation and warranty of the Company set forth in this Agreement (other than Section 3.14) shall mean the actual and constructive knowledge of Randall Menscer  to the extent such knowledge would have been obtained by due inquiry of the officers and employees charged with responsibility for the particular matter which is the subject of such representation or warranty and (ii) the representations and warranties of the Company set forth in Section 3.14 shall mean the actual and constructive knowledge (to the extent such knowledge would have been obtained by the reasonable exercise of due diligence in the ordinary course of business) of the Designated Group; provided, that with respect to Patents, such term shall only mean the actual knowledge of the Designated Group.

(e)

“Business” has the meaning set forth in Recital A.

(f)

“Closing” and “Closing Date” shall have the meanings set forth in Section 1.1(c).

(g)

“Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)

“Company” shall mean Star Leasing, Inc., a North Carolina corporation.

(i)

“Company Capital Stock” shall have the meaning set forth in Section 1.5(b).

(j)

“Conversion” shall have the meaning set forth in Section 1.5(c)

(k)

“Effective Time” shall have the meaning set forth in Section 1.1(b).

(l)

“Environmental Laws” shall mean all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortuous conduct.

(m)

“Exchange Act” has the meaning set forth in Recital B.

(n)

“Exchange Agent” shall mean a bank or trust company designated as the exchange agent by Pacific (which designation shall be reasonably acceptable to the Company).

(o)

“Exchange Ratio” shall have the meaning set forth in Section 1.5(c).

(p)

“GAAP” shall mean United States generally accepted accounting principles.

(q)

“Hazardous Substances” shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic or dangerous when their composition or state is changed), or any other similar substances or materials included under or regulated by any Environmental Laws.

(r)

“Immaterial Authorization” has the meaning set forth in Section 3.14.

(s)

“Indebtedness” shall mean as at any date of determination, the sum of the following items of the Company and its Subsidiary, without duplication: (i) obligations created, issued or incurred for borrowed money, including all fees and obligations thereunder (including, without limitation, any prepayment or termination fees arising or which will arise out of the prepayment of such Indebtedness prior to its maturity and termination), (ii) obligations to pay the deferred purchase price or acquisition price of property or services, other than trade or accounts payable arising, and accrued expenses incurred, in the ordinary course of business consistent with past practice, (iii) the face amount of all letters of credit issued for the account of the Company or its Subsidiary and all drafts thereunder, (iv) capital lease obligations, if any, and (v) any obligation guaranteeing any Indebtedness or other obligations of any other Person (including any obligations under any keep well or support agreements).

(t)

“Leased Real Property” has the meaning set forth in Section 3.9(b).

(u)

“Liens” shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

(v)

“Material Adverse Effect” on a Person shall mean (unless otherwise specified) any condition or event that may: (a) have a material adverse effect on the assets, business, financial condition or operations of such Person and its Subsidiaries, taken as a whole; (b) materially impair the ability of the such Person to perform its obligations under this Agreement; or (c) prevent or delay the consummation of the transactions contemplated under this Agreement.

(w)

“Merger” has the meaning set forth in Recital D.

(x)

“Merger Sub” shall mean SL Merger Corporation, a Utah corporation which is a wholly-owned subsidiary of Pacific.

(y)

“Most Recent Financial Statements” shall mean the Company’s most recent financial statements which will be required under Section 3.5.

(z)

“NCBCA” has the meaning set forth in Recital D.

(aa)

“New Certificates” has the meaning set forth in Section 1.10.

(bb)

“Old Certificates” has the meaning set forth in Section 1.10.

(cc)

“Outstanding Common Shares” shall have the meaning set forth in Section 3.2.

(dd)

“Owned Real Property” has the meaning set forth in Section 3.9(a).

(ee)

“Pacific” shall mean Pacific Alliance Corporation.

(ff)

“Pacific Common Stock” has the meaning set forth in Recital E.

(gg)

“Permitted Liens” shall mean (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (b) pledges or deposits made in the ordinary course of business; (c) Liens of mechanics, material men, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (d) liens reflected on the Company’s Most Recent Financial Statements; and (e) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

(hh)

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

(ii)

“Real Property” shall have the meaning set forth in Section 3.9(c).

(jj)

“Reasonable best efforts” shall mean prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Company, Pacific or Merger Sub, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

(kk)

“Securities Act” has the meaning set forth in Recital H.

(ll)

“Sole Shareholder” shall mean Randall Menscer.

(mm)

“Subsidiary” of a Person shall mean any corporation, partnership, joint venture or other entity in which such Person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

(nn)

“Surviving Corporation” shall mean the Company.

(oo)

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) shall mean any federal, state, local, municipal or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, tariff levy, import, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

(pp)

“Tax Return” shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

(qq)

“URBCA” has the meaning set forth in Recital D.

Article 15. Notices

15.1

Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 16) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

If to Merger Sub or Pacific:

Steven Clark

Pacific Alliance Corporation

Superior Filtration Products, LLC

986 West 2nd Street

Building 12A, Bay 6

Ogden, UT 84404

E-mail: sclark@superiorfiltrationproducts.com

with copies to:

Elliot Taylor.

Parsons, Behle, & Latimer

If to the Company

or Randall Menscer:

Randall Menscer

Star Leasing, Inc.

3243 Camden Road

Fayetteville, NC 28306

Email:_____________________

with a copy to:

___________________________

___________________________

___________________________

___________________________

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

Article 16. General Provisions

16.1

Amendment. This Agreement may be amended, modified or supplemented at any time prior to the Effective Time by the respective Boards of Directors of the parties hereto notwithstanding the approval hereof by the stockholders of the Company or the stockholders of Merger Sub, as applicable. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

16.2

Governing law.   This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Utah as applied to contracts made and fully performed in such state, except insofar as the NCBCA shall be mandatorily applicable to the Merger and the rights of the shareholders of the Company in connection therewith.

16.3

 Assignment. No party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Company (in the case of an assignment by Pacific) or of Pacific (in the case of an assignment by the Company). Any conveyance, assignment or transfer requiring the prior written consent of the Company or Pacific which is made without such consent will be void ab initio. No assignment will relieve the assigning party of its obligations hereunder or thereunder.

16.4

 Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement.

16.5

Waiver; Remedies. No failure or delay on the part of Pacific or the Company in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any waiver on the part of Pacific or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

16.6

Expenses. All fees and expenses incurred in connection with the transactions contemplated hereby, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated thereby, shall be the obligation of the respective party incurring such fees and expenses.

16.7

Severability.  If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

16.8

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto.

16.9

Schedules and Exhibits.  All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

16.10

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Company, the Sole Shareholder, Merger Sub and Pacific may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

16.11

Consent to Jurisdiction.

(a)

Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Third District Court of the State of Utah and any state appellate court therefrom within the State of Utah. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 16.11, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service  of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b)

EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THIS AGREEMENT, THE MERGER OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

16.12.

Rules of Construction. The following rules shall apply to the interpretation of this Agreement:

(a)

The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(b)

Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall be deemed to refer to any such Law as amended and in effect at any time.

(c)

For the purposes of this Agreement, the Disclosure Statements, the Schedules and Exhibits to this Agreement, (i) words in the singular will include the plural and vice versa and words of one gender will include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to  any particular provision of this Agreement, (iii) the word “including” and words of similar import will mean “including, without limitation,” unless otherwise specified, (iv) the word “or” will not be exclusive, (v) the phrase “made available” will mean that the information referred to has been made available if requested by the party to whom such information is to be made available, and (vi) any accounting term will have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations will be made, unless otherwise specifically provided herein, in accordance with GAAP consistently applied, and all references to GAAP, unless otherwise specifically provided herein, will be to United States GAAP.

(d)

A “breach” of a representation, warranty, covenant, obligation or other provision of this Agreement or any Transaction Document will be deemed to have occurred if there is or has been any inaccuracy in or breach of or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision.

(e)

The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered Articles and Sections are to Articles and Sections of this Agreement and all references herein to Exhibits are to Exhibits to this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written. Pacific Corp.

PACIFIC

PACIFIC ALLIANCE CORPORATION,

a Delaware corporation

By:

/s/Steven Clark

Steven Clark, CEO

MERGER SUB

SL MERGER CORPORATION

By:

/s/Steven Clark

Steven Clark, President

THE COMPANY

STAR LEASING, INC.

a North Carolina corporation

By:

/s/Randall Menscer

Randall Menscer, President

SOLE SHAREHOLDER

/s/Randall Menscer

Randall Menscer